UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 6, 2007 (November 5, 2007)

Tredegar Corporation
(Exact Name of Registrant as Specified in its Charter)

Virginia	1-10258	54-1497771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Boulders Parkway Richmond, Virginia	23225
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (804) 330-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On November 5, 2007, Tredegar Corporation announced its results of operations for the third quarter of 2007. Furnished as Exhibit 99 and incorporated herein by reference is the press release by Tredegar Corporation containing that announcement.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On November 5, 2007, the Board of Directors approved amendments to Article V of Tredegar Corporation’s By-laws to allow for issuance, transfer and assignment of uncertificated shares of the Corporation’s stock. These amendments allow Tredegar Corporation to participate in the Direct Registration System (“DRS”), as required by rules adopted by the New York Stock Exchange. The DRS allows investors to hold shares in book entry form without the issuance of physical certificates.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.2	Amended and Restated By-laws of Tredegar Corporation, as of November 5, 2007.

99	Press Release, dated November 5, 2007 (furnished pursuant to Item 2.02).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREDEGAR CORPORATION

Date: November 6, 2007	By:	/s/ D. Andrew Edwards
D. Andrew Edwards
Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

3.2	Amended and Restated By-laws of Tredegar Corporation, as of November 5, 2007.

99	Press Release, dated November 5, 2007 (furnished pursuant to Item 2.02).